EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                             Jurisdiction of Incorporation
Name of Subsidiary                                                  of  Organization
------------------                                           ------------------------------
Guoxi Holding Limited ("GHL")(1)                                 British Virgin Islands

Jiangxi SheTai Jade Industrial Co., Ltd. ("JST") (2)           Peoples Republic of China
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      (1)   GHL is wholly owned by the Company.

      (2)   JST is wholly owned by GHL.